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                                    AGREEMENT


         THIS AGREEMENT effective as of the 23rd day of November, 2001, by and between John B. Bloom, trustee of the John B. Bloom Trust under trust agreement dated the 13th day of December, 1993, and referred to as "FIRST PARTY", and Western Plains Energy, L.L.C., a Kansas limited liability company, with its principal place of business located in Sheridan County, Kansas, with an address of P.O. Box 567, Hoxie, Kansas, 67740 referred to as "SECOND PARTY", is as follows:
         WHEREAS, FIRST PARTY is the owner in fee simple of the following described real estate located in Gove County, Kansas, to-wit:

                  A TRACT OF LAND LOCATED IN THE SOUTHWEST QUARTER (SW1/4) OF SECTION TWO (S02), TOWNSHIP ELEVEN SOUTH (T11S), RANGE THIRTY-ONE WEST (R31W) OF THE SIXTH PRINCIPAL MERIDIAN (6TH P.M) IN GOVE COUNTY, KANSAS, MORE PARTICULARLY DESCRIBED AS FOLLOWS

                  FROM THE SOUTHWEST CORNER OF SAID SECTION, THENCE, ON AN ASSUMED BEARING OF N00DEG25'31"E, ALONG THE WEST LINE OF SAID SECTION, A DISTANCE OF ONE THOUSAND SEVEN HUNDRED FIFTY-FOUR AND TWENTY-THREE HUNDREDTHS (1754.23) FEET TO THE SOUTH RIGHT-OF-WAY BOUNDARY OF THE UNION PACIFIC RAILROAD, THENCE N88DEG42'58"E, ALONG SAID RAILROAD RIGHT-OF-WAY, FOR A DISTANCE OF ONE THOUSAND THREE HUNDRED FOURTEEN AND SEVENTY-TWO HUNDREDTHS (1314.72) FEET TO THE EAST LINE OF THE WEST HALF (W1/2) OF THE SOUTHWEST QUARTER (SW1/4) OF SAID SECTION, THENCE S00DEG14'21"W, ALONG THE EAST LINE OF THE WEST HALF (W1/2) OF THE SOUTHWEST QUARTER (SW1/4), FOR A DISTANCE OF ONE THOUSAND SEVEN HUNDRED EIGHTY-FIVE AND FIFTEEN HUNDREDTHS (1785.15) FEET TO THE SOUTH LINE OF SAID SECTION, THENCE N89DEG56'07"W, ALONG THE SOUTH LINE OF SAID SECTION, FOR A DISTANCE OF ONE THOUSAND THREE HUNDRED NINETEEN AND NINETY-SIX HUNDREDTHS (1319.96) FEET TO THE POINT OF BEGINNING, CONTAINING 53.51 ACRES, SAID TRACT BEING SUBJECT TO COUNTY ROAD RIGHT-OF-WAY, ALONG ITS SOUTH AND WEST BOUNDARIES, AND HEREINAFTER REFERRED TO AS THE "BLOOM GROUND"; AND

         WHEREAS, SECOND PARTY has secured an option to purchase from JoAnne Baalman Hollinger, Laurie Baalman, Michael Baalman and Donald Baalman, all being the heirs

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of Harold Baalman, deceased, the following described real estate, also situated in Gove County, Kansas, to-wit:

                  A TRACT OF LAND LOCATED IN THE SOUTH HALF OF SECTION THREE
                  (S03), TOWNSHIP ELEVEN SOUTH (T11S), RANGE THIRTY-ONE WEST
                  (R31W) OF THE SIXTH PRINCIPAL MERIDIAN (6TH P.M.) IN GOVE COUNTY, KANSAS, MORE PARTICULARLY DESCRIBED AS FOLLOWS:

                  COMMENCING AT THE SOUTHEAST CORNER OF SAID SECTION, THENCE, ON AN ASSUMED BEARING OF N00DEG25'31"E ALONG THE EAST LINE OF SAID SECTION, A DISTANCE OF EIGHT HUNDRED SEVENTY-SEVEN AND ELEVEN HUNDREDTHS (877.11) FEET TO THE POINT OF BEGINNING.

                  FROM THE POINT OF BEGINNING, THENCE S89(0)16'29"W FOR A DISTANCE OF FIVE THOUSAND TWO HUNDRED EIGHTY-TWO AND THIRTY HUNDREDTHS (5282.30) FEET TO THE WEST LINE OF SAID SECTION, THENCE N00DEG00'32"E, ALONG THE WEST LINE OF SAID SECTION, FOR A DISTANCE OF EIGHT HUNDRED TWENTY-FIVE AND FORTY-FOUR HUNDREDTHS (825.44) FEET TO THE SOUTH RIGHT-OF-WAY BOUNDARY OF THE UNION PACIFIC RAILROAD, THENCE N88DEG42'58"E, ALONG SAID RAILROAD RIGHT-OF-WAY, FOR A DISTANCE OF FIVE THOUSAND TWO HUNDRED EIGHTY-NINE AND FIFTY-NINE HUNDREDTHS (5289.59) FEET TO THE EAST LINE OF SAID SECTION, THENCE S00DEG25'31"W, ALONG THE EAST LINE OF SAID SECTION, FOR A DISTANCE OF EIGHT HUNDRED SEVENTY-SEVEN AND ELEVEN HUNDREDTHS (877.11) FEET TO THE POINT OF BEGINNING, CONTAINING 103.28 ACRES, SAID TRACT BEING SUBJECT TO COUNTY ROAD RIGHT-OF-WAY ALONG ITS EAST BOUNDARY, AND HEREINAFTER REFERRED TO AS THE "BAALMAN GROUND"; AND

         WHEREAS FIRST PARTY is the owner, in fee simple, of the following described property:

                  THE EAST HALF (E1/4) OF SECTION THIRTY FIVE (S35), TOWNSHIP TEN SOUTH (T10S), RANGE THIRTY-ONE WEST (R31W) OF THE SIXTH PRINCIPAL MERIDIAN (6TH P.M.), THOMAS COUNTY, KANSAS, AND THE NORTHWEST QUARTER (NW1/4) OF SECTION TWO (S02) AND THAT PART OF THE SOUTHWEST QUARTER (SW1/4) OF SECTION TWO (S02) LYING NORTH OF THE UNION PACIFIC RAILROAD RIGHT-OF-WAY, BOTH IN TOWNSHIP ELEVEN SOUTH (T11S), RANGE THIRTY-ONE WEST (R31W), GOVE COUNTY, KANSAS,

and SECOND PARTY seeks an easement over this property for the purposes of constructing, operating, maintaining and repairing a water delivery line from a water well to be located on the SOUTH EAST QUARTER (SE1/4) OF SECTION TWENTY SIX
(S26), TOWNSHIP TEN SOUTH (T10S), RANGE THIRTY ONE WEST (R31W) OF THE SIXTH PRINCIPAL MERIDIAN (6TH P.M.), THOMAS COUNTY, KANSAS, to the BLOOM GROUND.

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         WHEREAS in the event that the SECOND PARTY exercises its option to purchase the BAALMAN GROUND the parties, IN CONSIDERATION of their mutual promises as set out below, agree as follows:

                                   SECTION ONE

         FIRST PARTY agrees to trade to the SECOND PARTY the BLOOM GROUND and grant to SECOND PARTY a water line easement at an agreed upon price of One Hundred Fifty Three Thousand Two Hundred Eighty Dollars ($153,280.00) for the SECOND PARTY'S interest in the BAALMAN GROUND at an agreed upon price of One Hundred Three Thousand Two Hundred Eighty Dollars ($103,280.00).

         The "boot" to be paid to FIRST PARTY by SECOND PARTY, as hereinafter provided, shall be Fifty Thousand Dollars ($50,000.00) more than the purchase price of the BAALMAN GROUND. The additional monies paid are allocated to the water line easement and to the well, pump, casing, underground pipe and improvements located on the BLOOM GROUND, excluding that property identified in paragraph two of Section Four.

                                   SECTION TWO

         The parties intend that the exchange contemplated by this agreement shall be reviewed as an exchange of "like-kind" investment property under the provisions of the Internal Revenue Code Section 1031(a) for deferring the recognition of gain. If either party fails to qualify under Section 1031(a), then each party is responsible for the payment of any tax due on their respective property.

                                  SECTION THREE

         For the purpose of this agreement, the property of the FIRST PARTY is valued at One Hundred Fifty Three Thousand Two Hundred Eighty Dollars ($153,280.00) and the property,

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upon the exercise of the Baalman option belonging to the SECOND PARTY, is valued at One Hundred Three Thousand Two Hundred Eighty Dollars ($103,280.00). Settlement of the difference of the value shall be made in the following manner.

                  SECOND PARTY shall pay to the FIRST PARTY, upon the execution of this agreement, the sum of Five Thousand Dollars ($5,000.00), which shall be non refundable and in consideration of FIRST PARTY'S granting time to SECOND PARTY until March 1, 2003, to exercise its option to purchase the BAALMAN GROUND and consummating the like-kind exchange contemplated by this agreement. On the day of the exchange of deeds, SECOND PARTY shall pay to the FIRST PARTY, in cash, the sum of Forty Five Thousand Dollars ($45,000.00). In the year of exchange, FIRST PARTY shall be responsible to ensure that all real estate taxes and assessments on the BLOOM GROUND for prior years have been paid in full and SECOND PARTY shall be responsible to ensure that all real estate taxes and assessments on the BAALMAN GROUND for prior years have been paid in full. After the exchange of properties, the parties will each assume responsibility for the current year real estate taxes on the ground that each is receiving.

                                  SECTION FOUR

         This like-kind exchange agreement is expressly contingent upon the following:

                  1. The exercise of the option by SECOND PARTY on the BAALMAN GROUND and the closing on the purchase of said ground by SECOND PARTY.

                  2. The reservation of a life estate for the benefit of and the use by Charles Bartlett, of the double-wide modular home and the out buildings located in the BLOOM GROUND with a legal description as follows:

                           A TRACT OF LAND LOCATED IN THE SOUTHWEST QUARTER (SW1/4) OF SECTION TWO (S02), TOWNSHIP ELEVEN SOUTH
                           (T11S), RANGE THIRTY-ONE WEST (R31W) OF THE SIXTH PRINCIPAL MERIDIAN (6TH P.M.) IN GOVE COUNTY, KANSAS, MORE PARTICULARLY DESCRIBED AS FOLLOWS:

                           COMMENCING AT THE SOUTHWEST CORNER OF SAID SECTION, THENCE, ON AN ASSUMED BEARING OF S89DEG56'07"E, ALONG THE SOUTH LINE OF SAID SECTION, A DISTANCE OF ONE HUNDRED FIFTY-ONE AND SEVENTY-FOUR HUNDREDTHS (151.74) FEET TO THE POINT OF BEGINNING. FROM THE POINT OF BEGINNING, THENCE N01DEG06'11"E FOR A DISTANCE OF ONE HUNDRED NINETY-SEVEN AND FIFTY-SEVEN HUNDREDTHS (197.57) FEET, THENCE S89DEG08'50"E, FOR A DISTANCE OF TWO HUNDRED EIGHT-TWO AND THREE HUNDREDTHS (282.03) FEET, THENCE S01DEG06'11"W FOR A DISTANCE OF ONE HUNDRED NINETY-THREE AND SIXTY-NINE

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                           HUNDREDTHS (193.69) FEET TO THE SOUTH LINE OF SAID
                           SECTION, THENCE N89DEG56'07"W, ALONG THE SOUTH LINE OF SAID SECTION, FOR A DISTANCE OF TWO HUNDRED EIGHTY-TWO AND EIGHT HUNDREDTHS (282.08) FEET TO THE POINT OF BEGINNING, CONTAINING 1.27 ACRES, SAID TRACT BEING SUBJECT TO COUNTY ROAD RIGHT-OF-WAY ALONG ITS SOUTH BOUNDARY,

                           for the natural life of Mr. Bartlett. The life tenant, or his heirs or assigns, shall have the right to remove the doublewide modular home and out buildings hereinbefore described at any time during the reservation of the life estate or within 90 days following the termination of the life estate. In the event the property is not removed within the time period as hereinbefore just set out, the same shall be determined as abandoned to the SECOND PARTY, thereby allowing SECOND PARTY to dispose of the same as it deems fit.

                  3. The right of the FIRST PARTY to dry land farm that portion of the BLOOM GROUND not being utilized by the SECOND PARTY for purposes of an ethanol production facility for a period of five (5) years following the consummation of the like-kind exchange contemplated by this agreement. The terms of said lease will be those terms consistent with the normal practice in Northwest Kansas with the FIRST PARTY being entitled to two-thirds (2/3) of the crop production and government payments and the party of the SECOND PARTY being entitled to one-third (1/3).

                  4. FIRST PARTY assigning, transferring and setting over unto SECOND PARTY, by proper instruments of assignment and transfer the entire interest, free and clear of any liens and/or encumbrances those leases of FIRST PARTY as lessee and in and to certain railroad right-of-way leases and/or industrial tract agreements with Union Pacific Railroad Company, lease audit number OMA5650, Exhibit "A" which is hereto attached and made a part of this agreement.

                  5. The granting of an easement for the construction of a water line easement over and across THE EAST HALF (E1/4) OF SECTION THIRTY FIVE (S35), TOWNSHIP TEN SOUTH (T10S), RANGE THIRTY-ONE WEST (R31W) OF THE SIXTH PRINCIPAL MERIDIAN (6TH P.M.), THOMAS COUNTY, KANSAS, AND THE NORTHWEST QUARTER (NW1/4) OF SECTION TWO (S02) AND THAT PART OF THE SOUTHWEST QUARTER (SW1/4) OF SECTION TWO (S02) LYING NORTH OF THE UNION PACIFIC RAILROAD RIGHT-OF-WAY, BOTH IN TOWNSHIP ELEVEN SOUTH (T11S), RANGE THIRTY-ONE WEST (R31W), GOVE COUNTY, KANSAS.

                                  SECTION FIVE

         Upon consummation of the like-kind as contemplated by this agreement and in consideration of the mutual promises, covenants and payments hereinbefore set out, the FIRST PARTY hereby assigns to the SECOND PARTY a voluntary waiver and dismissal of water rights to the following described water and water rights as described in appropriation Water Right File NO. 14302 to all water and water rights appurtenant to that portion of the Northwest Quarter of the Southwest Quarter (NW1/4SW1/4) of said Section Two (2), lying North of the Union Pacific right-of-way And to the South Half of the Northwest Quarter (S1/2NW1/4) of Section Two (2), Township Eleven (11) South, Range Thirty-One (31) West of the 6th P.M., Gove County, Kansas.

                                   SECTION SIX

         Each party shall furnish to the other a current commitment for an owners title insurance policy in the amount of the value of the respective properties being exchanged and reflecting an unencumbered good and merchantable title on or before thirty (30) days following the execution by the SECOND PARTY of the option to purchase the BAALMAN GROUND. Each party shall pay the costs of the title insurance premium on the property they are exchanging. Upon receipt of the title commitment, the party to receive the property shall have ten (10) days to examine the commitment and notify the other, in writing, of any defects. Each party will then have thirty (30) days following notice of the defects, to cure the title of defects for which notification has been given. If title defects cannot be cured by the closing date, the parties can grant an extension of time during which the party responsible for curing any defects shall use reasonable, good faith efforts to clear the title defects. In the event of the party's failure to cure the defects within the extension period, this shall result in the termination of this exchange agreement.

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                                  SECTION SEVEN

         It is contemplated and agreed to by the parties hereto that upon the execution of this agreement, the payment of Five Thousand Dollars ($5,000.00) as provided herein, and upon the securing of the appropriate deeds and documents of transfer to the SECOND PARTY of the BAALMAN GROUND, FIRST PARTY will also execute the appropriate deeds, easements and transfer documents with both sets of deeds and transfer documents then being placed with an escrow agent agreeable to all parties. Said deeds and documents will be held by the escrow agent until March 1, 2003, or if the option is exercised prior to that time, to the exercise of the option, at which time the escrow agent will be directed, upon receipt of the unpaid funds, to distribute the deeds and documents to the party to receive the same as per this agreement. All future and/or deferred payments shall be paid through said escrow agent. In the event SECOND PARTY does not exercise its option to purchase the BAALMAN GROUND within the time provided herein, then the escrow agent shall be instructed to return the executed deeds and documents to the respective parties entitled thereto.

                                  SECTION EIGHT

         Upon the exercise of the option by the SECOND PARTY to purchase the BAALMAN GROUND, each party agrees to take every step to expedite the conclusion of this transaction. Each party agrees to execute a proper warranty deed to the property being conveyed, and, upon completion of the transaction, each party is to be give immediate possession of the property being conveyed to that party.

                                  SECTION NINE

         The parties agree that upon the exercise of the option by the SECOND PARTY and the conclusion of this transaction, SECOND PARTY shall be responsible for the payment of reasonable damages for crop loss occasioned by FIRST PARTY, and/or its tenants, as a result of the construction, operation, maintenance and repairing of the water line to be placed on FIRST PARTY'S real estate pursuant to the easement contemplated by this agreement. SECOND PARTY agrees to construct said water line in as close proximity to the county road that runs North-South along the property subject to the water line easement so as to minimize damage to, and disruption of the use of, FIRST PARTY'S property.

                                   SECTION TEN

         This agreement shall be enforceable pursuant to the laws of the State of Kansas and any action brought to enforce this matter shall be brought in Gove County, Kansas.

                                 SECTION ELEVEN

         Any notice required or permitted to be given by the terms of this agreement shall, in all cases, be considered to mean notice in writing, signed by or on behalf of the party giving notice.

                                 SECTION TWELVE

         It is specifically declared and agreed that time is of the essence in this agreement.

                                SECTION THIRTEEN

         All disputes, claims, or questions regarding the rights and obligations of the parties under the terms of the agreement are subject to mediation. Either party may make a demand for mediation by filing such demand in writing with the other party within three (3) days after the dispute first arises.

                                SECTION FOURTEEN

         In the event that any action is filed in relation to this agreement, the unsuccessful party in the action shall pay to the successful party, in addition to all sums that either party may be called upon to pay, a reasonable sum for the successful party's attorney fees.

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                                 SECTION FIFTEEN

         This agreement shall constitute the entire agreement between the parties, and any prior understanding or representation of any kind preceding the date of this agreement should not be binding upon either party, except to the extent incorporated in this agreement.

                                 SECTION SIXTEEN

         Any modification of this agreement or additional obligations assumed by either party in connection with this agreement shall be binding only if evidenced in a writing signed by each party or an authorized representative of each party.

                                SECTION SEVENTEEN

         This agreement shall bind and inure to the benefit of the respective heirs, personal representatives, successors and assigns of the parties.

         IN WITNESS WHEREOF each party to this agreement has caused it to be executed on the date indicated below.

JOHN B. BLOOM TRUST                       WESTERN PLAINS ENERGY, L.L.C.
UNDER TRUST AGREEMENT DATED
DECEMBER 13, 1993

BY:        /s/ John B. Bloom, Trustee     BY:  /s/ Dick Sterrett, CFO
           --------------------------         ----------------------------------
         John B. Bloom, Trustee           Dick Sterrett, Chief Financial Officer

ACKNOWLEDGEMENT


STATE OF KANSAS, COUNTY OF GOVE, SS:


         BE IT REMEMBERED, that on this 23rd day of November, 2001, before me, the undersigned, a Notary Public within and for the County and State aforesaid, came John B. Bloom, Trustee of the JOHN B. BLOOM TRUST, under trust agreement dated the 13th day of December, 1993, who is personally known to me to be the same person who executed the above Agreement and such person duly acknowledged the execution of the same.

         IN TESTIMONY WHEREOF, I have hereunto set my hand and seal the day and year first above written.


                         /s/ Toni Sue Johnson
                         --------------------
                         Notary Public

My term expires: 1-29-06



                                 ACKNOWLEDGMENT


STATE OF KANSAS, COUNTY OF GOVE:


         BE IT REMEMBERED, that on this 24 day of November, 2001, before me, the undersigned, a notary public in and for the county and State aforesaid came Dick Sterrett, Chief Financial Officer, of Western Plains Energy, LLC, a corporation duly organized, incorporated and existing under and by virtue of the laws of Kansas, who is personally known to me to be the same person who executed the within instrument of writing and such person duly acknowledged the execution of the same to be the act and deed of said corporation.

         IN TESTIMONY WHEREOF, I have hereunto set my hand, and affixed my official seal the day and year last above-mentioned.

                         /s/ Toni Sue Johnson
                         --------------------
                         Notary Public

My term expires:  1-29-06

                                    EXHIBIT A

                                LEASE OF PROPERTY


         THIS LEASE ("Lease") is entered into on the 11th day of December, 1995 between UNION PACIFIC RAILROAD COMPANY ("Lessor"), and BLOOM, JOHN B., an individual, whose address is John B. Bloom, Rt. 1, Oakley, KS 67748 ("Lessee").

         IT IS AGREED BETWEEN THE PARTIES AS FOLLOWS:

Article I.        PREMISES; USE.

         Lessor leases to Lessee and Lessee leases from Lessor the premises ("Premises"), at Campus, Kansas, as shown on the print dated November 7, 1995 marked Exhibit A, hereto attached and made a part hereof, subject to the provisions of this Lease and of Exhibit B attached hereto and made a part hereof. The Premises may be used for agricultural purposes and purposes incidental thereto, only, and for no other purpose.

Article II.       TERM.

         The term of this Lease shall commence on February 14, 1996, and unless sooner terminated as provided in this Lease, shall extend for one year and thereafter shall automatically be extended from year to year.

Article III.      RENT.

         A. Lessee shall pay to Lessor, in advance, rent of Ten Dollars ($10.00) per year, payable five (5) years in advance.

         B. Not more than once every five (5) years, Lessor may redetermine the rent. In the event Lessor does redetermine the rent, Lessor shall notify Lessee of such change.

Article IV.       SPECIAL PROVISION - CANCELLATION.

         Effective upon commencement of the term of this Lease, the Lease dated April 28, 1981, identified as Audit No. OMA5650, together with any and all supplements and amendments, is cancelled and superseded by this Lease, except for any rights, obligations or liabilities arising under such prior lease before cancellation, including any consent to conditional assignment, chattel agreement, or consent to sublease.

         IN WITNESS WHEREOF, the parties have executed this Lease as of the date and year first above written.

UNION PACIFIC RAILROAD COMPANY              BLOOM, JOHN B.


By:   /s/ R.D. Rice                             By:  /s/ John B. Bloom
     -----------------------------------            ----------------------------
         Sr. Manager - Real Estate

Note:  Cancels and Supersedes Lease OMA560 dated 4/28/81.

                     EXHIBIT A TO LEASE AUDIT NUMBER OMA5650

                              [Map Not Reproduced]

                     EXHIBIT B TO LEASE AUDIT NUMBER OMA5650

SECTION 1.        IMPROVEMENTS.

         No improvements placed upon the Premises by Lessee shall become a part of the realty.

SECTION 2.        RESERVATIONS AND PRIOR RIGHTS.

         A. Lessor reserves to itself, its agents and contractors, the right to enter the Premises at such times as will not unreasonably interfere with Lessee's use of the Premises.

         B. Lessor reserve (i) the exclusive right to permit third party placement of advertising signs on the Premises, and (ii) the right to construct, maintain and operate new and existing facilities (including, without limitation, trackage, fences, communication facilities, roadways and utilities) upon, over, across or under the Premises, and to grant to other such rights, provided that Lessee's use of the Premises is not interfered with unreasonably.

         C. This Lease is made subject to all outstanding rights, whether or not of record. Lessor reserves the right to renew such outstanding rights.

SECTION 3.        PAYMENT OF RENT.

         Rent (which includes the annual rent and all other amounts to be paid by Lessee under this Lease) shall be paid in lawful money of the United States of America, at such place as shall be designated by the Lessor, and without offset or deduction.

SECTION 4.        TAXES AND ASSESSMENTS.

         A. Lessee shall pay, prior to delinquency, all taxes levied during the life of this Lease on all personal property and improvements on the Premises not belonging to Lessor. If such taxes are paid by Lessor, either separtely or as a part of the levy on Lessor's real property, Lessee shall reimburse Lessor in full within thirty (30) days after rendition of Lessor's bill.

         B. If the Premises are specially assessed for public improvements, the annual rent will be automatically increased by 12% of the full assessment amount.

SECTION 5.        WATER RIGHTS.

         This Lease does not include any right to the use of water under any water right of Lessor, or to establish any water rights except in the name of Lessor.

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SECTION 6.        CARE AND USE OF PREMISES.

         A. Lessee shall use reasonable care and caution against damage or destruction to the Premises. Lessee shall not use or permit the use of the Premises for any unlawful purpose, maintain any nuisance, permit any waste, or use the Premises in any way that creates a hazard to persons or property. Lessee shall keep the Premises in a safe, neat, clean and presentable condition, and in good condition and repair. Lessee shall keep the sidealks and public ways on the Premises, and the walkways appurtenant to any railroad spur track(s) on or serving the Premises, free and clear from any substance which might create a hazard and all water flow shall be directed away from the tracks of the Lessor.

         B. Lessee shall not permit any sign on the Premises, except signs relating to Lessee's business.

         C. If any improvement on the Premises not belonging to Lessor is damaged or destroyed by fire or other casualty, Lessee shall, within thirty (30) days after such casualty, remove all debris resulting therefrom. If Lessee fails to do so, Lessor may remove such debris, and Lessee agrees to reimburse Lessor for all expenses incurred within thirty (30) days after rendition of Lessor's bill.

         D. Lessee shall comply with all governmental laws, ordinances, rules, regulations and orders relating to Lessee's use of the Premises.

SECTION 7.        HAZARDOUS MATERIALS, SUBSTANCES AND WASTES.

         A. Without the prior written consent of Lessor, Lessee shall not use or permit the use of the Premises for the generation, use, treatment, manufacture, production, storage or recycling of any Hazardous Substances, except that Lessee may use (i) small quantities of common chemicals such as adhesives, lubricants and cleaning fluids in order to conduct business at the Premises and (ii) other Hazardous Substances, other than hazardous wastes as defined in the Resource Conservation and Recovery Act, 42 U.S.C. Sections 6901, ET SEQ., as amended ("RCRA"), that are necessary for the conduct of Lessee's business at the Premises as specified in Article I. The consent of Lessor may be withheld by Lessor for any reason whatsoever, and may be subject to conditions in addition to those set forth below. It shall be the sole responsibility of Lessee to determine whether or not a contemplated use of the Premises is a Hazardous Substance use.

         B. In no event shall Lessee (i) release, discharge or dispose of any Hazardous Substances, (ii) bring any hazardous wastes as defined in RCRA onto the Premises, (iii) install or use on the Premises any underground storage tanks, or (iv) store any Hazardous Substances within one hundred feet (100') of the center line of any main track.

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         C.       If Lessee uses or permits the use of the Premises for a
                  Hazardous Substance use, with or without Lessor's consent, Lessee shall furnish to Lessor copies of all permits, identification numbers and notices issued by governmental agencies in connection with such Hazardous Substance use, together with such other information on the Hazardous Substance use as may be requested by Lessor. If requested by Lessor, Lessee shall cause to be performed an environmental assessment of the Premises upon termination of the Lease and shall furnish Lessor a copy of such report, at Lessee's sole cost and expense.

         D. Without limitation of the provisions of Section 12 of this Exhibit B, Lessee shall be responsible for all damages, losses, costs, expenses, claims, fines and penalties related in any manner to any Hazardous Substance use of the Premises (or any property in proximity to the Premises) during the term of this Lease or, if longer, during Lessee's occupancy of the Premises, regardless of Lessor's consent to such use, or any negligence, misconduct or strict liability of any Indemnified Party (as defined in Section 12), and including, without limitation, (i) any diminution in the value of the Premises and/or any adjacent property of any of the Indemnified Parties, and (ii) the cost and expense of clean-up, restoration, containment, remediation, decontamination, removal, investigation, monitoring, closure or post-closure. Notwithstanding the foregoing, Lessee shall not be responsible for Hazardous Substance (i) exisitng on, in or under the Premises prior to the earlier to occur of the commencement of the term of the Lease or Lessee's taking occupancy of the Premises, or (ii) migrating from adjacent property not controlled by Lessee, or (iii) placed on, in or under the Premises by any of the Indemnified Parties, except where the Hazardous Substance is discovered by, or the contamination is exacerbated by, any excavation or investigation undertaken by or at the behest of Lessee. Lessee shall have the burden of proving by a preponderance of the evidence that any exceptions of the foregoing to Lessee's responsibility for Hazardous Substances applies.

         E. In addition to the other rights and remedies of Lessor under this Lease or as may be provided by law, if Lessor reaonsably determines that the Premises may have been used during the term of this Lease or any prior lease with Lessee for all or any portion of the Premises, or are being used for any Hazardous Substance use, with or without Lessor's consent thereto, and that a release or other contamination may have occurred, Lessor may, at its election and at any time during the life of this Lease or thereafter (i) cause the Premises and/or any adjacent premises of Lessor to be tested, investigated, or monitored for the presence of any Hazardous Substance, (ii) cause any Hazardous Substance to be removed from the Premises and any adjacent lands of Lessor, (iii) cause to be performed any restoration of the Premises and any adjacent lands of Lessor, and (iv) cause to be performed any remediation of, or response to, the environmental condition of the Premises and the adjacent lands of Lessor, as Landlord reasonably may deem necessary or desirable, and the cost and expense thereof shall be reimbursed by Lessee to Lessor within thirty (30) days after rendition of Lessor's bill. In addition, Lessor may, at its election, require Lessee, at Lessee's sole cost and expense, to perform

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                  such work, in which event, Lessee shall promptly commence to perform and thereafter diligently prosecute to completion such work, using one or more contractors and a supervising consulting engineer approved in advance by Lessor.

         F. For purposes of this Section 7, the term "Hazardous Substance" shall mean (i) those substances included within the definitions of "hazardous substance", "polluant", "contaminant", or "hazardous waste", in the Comprehensive Environmental Response, Compensation and Liability Act of 1980, 42 U.S.C. Sections 9601, ET SEQ., as amended or in RCRA, the regulations promulgated pursuant to either such Act, or state laws and regulations similar to or promulgated pursuant to either such Act, (ii) any material, waste or substance which is (A) petroleum, (B) asbestos,
                  (C) flammable or explosive, or (D) radioactive; and (iii) such other substances, materials and wastes which are or become regulated or classified as hazardous or toxic under federal, state or local law.

SECTION 8.        UTILITIES.

         A. Lessee will arrange and pay for all utilities and services supplied to the Premises or to Lessee.

         B. All utilities and services will be separately metered to Lessee. If not separately metered, Lessee shall pay its proportionate share as reasonably determined by Lessor.

SECTION 9.        LIENS.

         Lessee shall not allow any liens to attach to the Premises for any services, labor or materials furnished to the Premises or otherwise arising from Lessee's use of the Premises. Lessor shall have the right to discharge any such liens at Lessee's expense.

SECTION 10.       ALTERATIONS AND IMPROVEMENTS; CLEARANCES.

         A. No alterations, improvements or installations may be made on the Premises without the prior consent of Lessor. Such consent, if given, shall be subject to the needs and requirements of the Lessor in the operation of its Railroad and to such other conditions as Lessor determines to impose. In all events such consent shall be conditioned upon strict conformance with all applicable governmental requirements and Lessor's then-current clearance standards.

         B. All alterations, improvements or installations shall be at Lessee's sole cost and expense.

         C. Lessee shall comply with Lessor's then-current clearance standards, except (i) where to do so would cause Lessee to violate an applicable governmental requirement, or (ii) for any improvement or device in place prior to Lessee taking

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                  possession of the Premises if such improvement or device
                  complied with Lessor's clearance standard at the time of its installation.

         D. Any actual or implied knowledge of Lessor of a violation of the clearance requirements of this Lease or of any governmental requirements shall not relieve Lessee of the obligation to comply with such requirements, nor shall any consent of Lessor be deemed to be representation of such compliance.

SECTION 11.       AS-IS.

         Lessee accepts the Premises in its present condition with all faults, whether patent or latent, and without warranties or covenants, express or implied. Lessee acknowledges that Lessor shall have no duty to maintain, repair or improve the Premises.

SECTION 12.       RELEASE AND INDEMNIFY.

         A. As a material part of the consideration for this Lease, Lessee, to the extent it may lawfully do so, waives the releases any and all claims against Lessor for, and agrees to indemnify, defend and hold harmless Lessor, its affiliates, and its and their officers, agents and employees ("Indemnified Parties") from and agsint, any loss, damage (including, without limitation, punitive or consequential damages), injury, liability, claim, demand, cost or expense (including, without limitation, attorneys' fees and court costs), fine or penalty (collectively, "Loss") incurred by any person (including, without limitation, Lessor, Lessee, or any employee of Lessee) and arisng from or related to (i) any use of the Premises by Lessee or any invitee or licensee of Lessee, (ii) any act or omission of Lessee, its officers, agents, employees, licensees or invitees, or (iii) any breach of this Lease by Lessee.

         B. The foregoing release and indemnity shall apply regardless of any negligence, misconduct or strict liability of any Indemnified Party, except that the indemnity, only, shall not apply to any Loss caused by the sole, active and direct negligence of any Indemnified Party if the Loss (i) was not occasioned by fire or other casualty, or (ii) was not occasioned by water, including, without limitation, water damage due to the position, location, construction or condition of any structures or other improvements or facilities of any Indemnified Party.

         C. Where applicable to the Loss, the liability provisions of any contract between Lessor and Lessee covering the carriage of shipments or trackage serving the Premises shall govern the Loss and shall supersede the provisions of this Section 12.

         D. No provision of this Lease with respect to insurance shall limit the extent of the release and indemnity provisions of this Section 12.

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SECTION 13.       TERMINATION.

         A. Lessor may terminate this Lease by giving Lessee notice of termination, if Lessee (i) fails to pay rent within fifteen
                  (15) days after the due date, or (ii) defaults under any other obligation of Lessee under this Lease and, after written notice is given by Lessor to Lessee specifying the default, Lessee fails either to immediately commence to cure the default, or to complete the cure expeditiously but in all events within thirty (30) days after the default notice is given.

         B. Notwithstanding the term of this Lease set forth in Article II.A., Lessor or Lessee may terminate this Lease without cause upon thirty (30) days' notice to the other party; provided, however, that at Lessor's election, no such termination be Lessee shall be effective unless and until Lessee has vacated and restored the Premises as required in Section 15A.

SECTION 14.       LESSOR'S REMEDIES.

         Lessor's remedies for Lessee's default are to (a) enter and take possession of the Premises, without terminating this Lease, and relet the Premises on behalf of Lessee, collect and receive the rent from reletting, and charge Lessee for the cost of reletting and/or (b) terminate this Lease as provided in Section 13A above and sue Lessee for damages, and/or (c) exercise such other remedies as Lessor may have at law or in equity. Lessor may enter and take possession of the Premises by self-help, by changing locks, if necessary, and may lock out Lessee, all without being liable for damages.

SECTION 15.       VACATION OF PREMISES; REMOVAL OF LESSEE'S PROPERTY.

         A. Upon termination howsoever of this Lease, Lessee (i) shall have peaceably and quietly vacated and surrendered possession of the Premises to Lessor, without Lessor giving any notice to quit or demand for possession, and (ii) shall have removed from the Premises all structures, property and other materials not belonging to Lessor, and restored the surface of the ground to as good a condition as the same was in before such structures were erected, including, without limitation, the removal of foundations, the filling in of excavations and pits, and the removal of debris and rubbish.

         B. If Lessee has not completed such removal and restoration within thirty (30) days after termination of this Lease, Lessor may, at its election, and at any time or times, (i) perform the work and Lessee shall reimburse Lessor for the cost thereof within thirty (30) days after bill is rendered,
                  (ii) take title to all or any portion of such structures or property by giving notice of such election to Lessee, and/or
                  (iii) treat Lessee as a holdover tenant at will until such removal and restoration is completed.

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SECTION 16.       FIBER OPTICS.

         Lessee shall telephone Lessor at 1-800-336-9193 (a 24-hour number) to determine if fiber optic cable is buried on the Premises. If cable is buried on the Premises, Lessee will telephone the telecommunications company(ies), arrange for a cable locator, and make arrangements for relocation or other protection of the cable. Notwithstanding compliance by Lessee with this Section 16, the release and indemnity provisions of Section 12 above shall apply fully to any damage or destruction of any telecommunications systems.

SECTION 17.       NOTICES.

         Any notice, consent or approval to be given under this Lease shall be in writing, and personally served, sent by reputable courier service, or sent by certified mail, postage prepaid, return receipt requested, to Lessor at:
Contracts & Real Estate Department, Room 1100, 1416 Dodge Street, Omaha, Nebraska 68179; and to Lessee at the above address, or such other address as a party may designate in notice given to the other party. Mailed notices shall be deemed served five (5) days after deposit in the U.S. Mail. Notices which are personally served or sent by courier service shall be deemed served upon receipt.

SECTION 18.       ASSIGNMENT.

         A. Lessee shall not sublease the Premises, in whole or in part, or assign, encumber or transfer (by operation of law or otherwise) this Lease, without the prior consent of Lessor, which consent may be denied at Lessor's sole and absolute discretion. Any purported transfer or assignment without Lessor's consent shall be void and shall be a default by Lessee.

         B. Subject to this Section 18, this Lease shall be binding upon and inure to the benefit of the parties hereto and their respective heirs, executors, administrators, successors and assigns.

SECTION 19.       CONDEMNATION.

         If, as reasonably determined by Lessor, the Premises cannot be used by Lessee because of a condemnation or sale in lieu of condemnation, then this Lease shall automatically terminate. Lessor shall be entitled to the entire award or proceeds for any total or partial condemnation or sale in lieu thereof, including, without limitation, any award or proceeds for the value of the leasehold estate created by this Lease. Notwithstanding the foregoing, Lessee shall have the right to pursue recovery from the condemning authority of such compensation as may be separately award to Lessee for Lessee's relocation expenses, the taking of Lessee's personal property and fixtures, and the interruption of or damage to Lessee's business.

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SECTION 20.       ATTORNEY'S FEES.

         If either party retains an attorney to enforce this Lease (including, without limitation, the indemnity provisions of this Lease), the prevailing party is entitled to recover reasonable attorney's fees.

SECTION 21.       ENTIRE AGREEMENT.

         The Lease is the entire agreement between the parties, and supersedes all other oral or written agreements between the parties pertaining to this transaction. Except for the unilateral redetermination of annual rent as provided in Article III.A., this Lease may be amended only by a written instrument signed by Lessor and Lessee.